UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2007

AMF BOWLING WORLDWIDE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7313 Bell Creek Road

Mechanicsville, Virginia 23111

(804) 730-4000

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

AMF Bowling Worldwide, Inc. (the “Company”) has received a financing commitment from Credit Suisse Securities (USA) LLC to refinance its existing indebtedness. The refinancing is expected to consist of a $270 million first-lien credit facility, consisting of a $60 million revolving loan facility and a $210.0 million six-year term loan and a $105.0 million six and a half year second-lien credit facility. The net proceeds are planned to be used to repay existing indebtedness, related prepayment fees, provide for a dividend and growth capital to support the Company’s business plan. The Company expects the refinancing to close during June 2007. Since all of the terms of the credit facilities are currently under negotiation, there can be no assurance that the final terms of the credit facilities will be as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMF BOWLING WORLDWIDE, INC. (Registrant)

Date: May 15, 2007	/s/ William A. McDonnell
William A. McDonnell Vice President and Chief Financial Officer

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